Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

GameTech International, Inc.

We have issued our report dated January 5, 2007, accompanying the consolidated financial statements included in the Annual Report of GameTech International, Inc. on Form 10-K for the years ended October 31, 2006 and 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of GameTech International, Inc. on Forms S-8 (File Nos. 333-122836, 333-72886, and 333-51411).

/S/ GRANT THORNTON LLP

Reno, Nevada

January 25, 2007